EXHIBIT 10.10

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT is entered into as of May 2, 2012;

BETWEEN:

GRAN TIERRA ENERGY INC., an company organized and existing under the laws of the State of Nevada, U.S.A. (”Gran Tierra”);

GRAN TIERRA ENERGY CANADA ULC, an company organized and existing under the laws of Province of Alberta, Canada (”GTE ULC”); and

Martin H. Eden, an individual ordinarily resident in the City of Calgary in the Province of Alberta (the “Executive”);

each a “Party” and together the “Parties”.

WHEREAS:

A.	Gran Tierra, GTEI and the Executive entered into the Employment Agreement;

B.	GTEI assigned its interest in the Employment Agreement to GTE ULC; and

C.	The Parties wish to make certain amendments to the Employment Agreement as set out herein;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and obligations set out below and to be performed, the Parties agree as follows:

1.	DEFINITIONS

Except as otherwise expressly defined in this Amendment, capitalized words and terms used herein shall have the meaning ascribed to them in the Employment Agreement.  As used in this Amendment, the following capitalized words and terms shall have the meaning ascribed to them below:

Amendment means this agreement.

Employment Agreement means the agreement, dated as of June 17, 2008, between GTEI, Gran Tierra and the Executive, and all amendments thereto.

GTEI means Gran Tierra Energy Inc., a corporation organized and existing under the laws of the Province of Alberta, Canada.

2.	AMENDMENT OF EMPLOYMENT AGREEMENT

The Employment Agreement is hereby amended by:

(a)	deleting Article 1.1 thereof and inserting the following in its place:

The Executive’s position shall be Vice President, Finance Special Projects. The Executive will undertake those duties and responsibilities set out in Schedule “A” to this Agreement as well as those duties reasonably assigned to the Executive by the Chief Financial Officer of Gran Tierra or the Board of Directors of Gran Tierra (the “Board”). The Executive will report to the Chief Financial Officer of Gran Tierra. The parties agree that the relationship between the Company and the Executive created by this Agreement is that of employer and employee.

(b)	deleting Article 9.2 thereof and inserting the following in its place:

“9.2Termination by the Company without Cause

The Company may terminate the Executive’s employment without Cause at any time by providing the Executive with a separation package (the “Separation Package”) equal to 1.5 times the Base Salary and Bonus paid and payable to the Executive during the twelve (12) month period prior to such termination.

The Separation Package shall be payable in a lump sum within thirty (30) days of the termination of the Executive.”

(c)	deleting Schedule “A” and inserting the following in its place:

“SCHEDULE A

Duties & Responsibilities

To provide assistance and advise to the Chief Financial Officer with respect to the financing, accounting, treasury, tax, risk management, compliance/reporting and information technology functions of Gran Tierra and its affiliates and to undertake projects with respect thereto as assigned by the Chief Financial Officer.”

3.	ARTICLES INCORPORATED BY REFERENCE

Articles 12, 13 and 14 of the Employment Agreement are hereby incorporated by reference and shall apply mutatis mutandis to this Amendment.

IN WITNESS of their agreement, each Party has caused its duly authorised representative to execute this Amendment as of the date set out in the first sentence hereof.

GRAN TIERRA ENERGY INC.		GRAN TIERRA ENERGY CANADA ULC
By:		By:

/s/ Dana Coffield		/s/ Dana Coffield
Print Name: Dana Coffield		Print Name: Dana Coffield
Title: President and Chief Executive Officer		Title: President

Date:	May 3, 2012	Date:	May 3, 2012

SIGNED, SEALED & DELIVERED	EXECUTIVE:
in the presence of:
/s/ Martin Eden
/s/ Wes Carter
Martin H. Eden
Witness
Date: May 3, 2012